Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)

Entity	Jurisdiction of Incorporation	Business	Shareholding Directly and Indirectly 2017	Shareholding Directly and Indirectly 2016	Shareholding Directly and Indirectly 2015
Leasing Bancolombia S.A. Compañía de Financiamiento (Investment absorbed by Bancolombia S.A. during 2016)	Colombia	Leasing	-	-	100.00%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
Compañía de Financiamiento Tuya S.A. (During 2016, the Bank sold 50% of the shares of the Compañía de Financiamiento Tuya S.A. to Grupo Exito, therefore it became a joint venture of Grupo Bancolombia)	Colombia	Financial services	-	-	99.99%
Renting Colombia S.A.S. (Before Renting Colombia S.A.)	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transportation	100.00%	100.00%	100.00%
Valores Simesa S.A.	Colombia	Investments	68.57%	68.57%	68.57%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%	99.94%
BIBA Inmobiliaria S.A.S.	Colombia	Real estate broker	100.00%	100.00%	100.00%
Vivayco S.A.S. (Investment liquidated by Inversiones CFNS S.A.S. during 2016)	Colombia	Portfolio Purchase	-	-	74.95%
FCP Fondo Colombia Inmobiliario.	Colombia	Real estate broker	63.47%	62.55%	50.21%
Patrimonio Autonomo Cartera LBC. (Investment liquidated as result of the merger between Bancolombia S.A. and Leasing Bancolombia during 2016.)	Colombia	Loan management	-	-	100.00%
Prosicol S.A.S. (Investment sold by Valores Simesa S.A. during 2017)	Colombia	Pre-operating stage	-	68.57%	68.57%
Fideicomiso "Lote Abelardo Castro".	Colombia	Mercantil trust	68.23%	68.23%	68.23%
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Valores Bancolombia Panamá S.A. (Investment initially acquired by Banistmo S.A. and subsequently merged with Valores Banistmo S.A during 2016)	Panama	Securities brokerage	-	-	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Holding	99.16%	99.16%	99.16%
Banistmo S.A.	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	100.00%	100.00%
Financomer S.A.	Panama	Financial services	100.00%	100.00%	100.00%

Entity	Jurisdiction of Incorporation	Business	Shareholding Directly and Indirectly 2017	Shareholding Directly and Indirectly 2016	Shareholding Directly and Indirectly 2015
Leasing Banistmo S.A.	Panama	Leasing	100.00%	100.00%	100.00%
Valores Banistmo S.A.	Panama	Purchase and sale of securities	100.00%	100.00%
Suvalor Panamá Fondos de Inversión S.A.	Panama	Holding	100.00%	100.00%	100.00%
Suvalor Renta Fija Internacional Largo Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%	100.00%
Suvalor Renta Fija Internacional Corto Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%	100.00%
Financiera Flash S.A. (Investment absorbed by Financomer S.A. during 2016)	Panama	Financial services	-	-	100.00%
Grupo Financomer S.A. (Investment absorbed by Financomer S.A. during 2016)	Panama	Financial services	-	-	100.00%
Securities Banistmo S.A. (Investment absorbed by Valores Banistmo S.A. during 2016)	Panama	Purchase and sale of securities	-	-	100.00%
Banistmo Asset Management Inc. (Investment absorbed by Banistmo Capital Markets Group, Inc. during 2017)	Panama	Purchase and sale of securities	-	100.00%	100.00%
Banistmo Capital Markets Group Inc. (non-operational stage)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Van Dyke Overseas Corp. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Inmobiliaria Bickford S.A. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Williamsburg International Corp. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Anavi Investment Corporation S.A. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Steens Enterpresies S.A. (non-operational stage)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Grupo Agromercantil Holding S.A.	Panama	Holding	60.00%	60.00%	60.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.36%	97.36%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A IFBA	El Salvador	Investments	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagricola S.A.	El Salvador	Administers investment funds	98.89%	98.89%

Entity	Jurisdiction of Incorporation	Business	Shareholding Directly and Indirectly 2017	Shareholding Directly and Indirectly 2016	Shareholding Directly and Indirectly 2015
Arrendamiento Operativo CIB S.A.C. (Investment classified as assets held for sale)	Peru	Operating leasing	100.00%	100.00%	100.00%
Fondo de Inversión en Arrendamiento Operativo - Renting Perú (In liquidation)	Peru	Operating leasing	100.00%	100.00%	100.00%
Capital Investments SAFI S.A. (Investment classified as assets held for sale)	Peru	Trust	100.00%	100.00%	100.00%
FiduPerú S.A. Sociedad Fiduciaria (Investment classified as assets held for sale)	Peru	Trust	98.81%	98.81%	98.81%
Leasing Perú S.A. (In liquidation)	Peru	Leasing	100.00%	100.00%	100.00%
Banagrícola Guatemala S.A.	Guatemala	Outsourcing	99.16%	99.16%	99.16%
Banco Agromercantil de Guatemala S.A.	Guatemala	Banking	60.00%	60.00%	60.00%
Seguros Agromercantil de Guatemala S.A.	Guatemala	Insurance company	59.17%	59.17%	59.17%
Financiera Agromercantil S.A.	Guatemala	Financial services	60.00%	60.00%	60.00%
Agrovalores S.A.	Guatemala	Securities brokerage	60.00%	60.00%	60.00%
Tarjeta Agromercantil S.A. (Investment liquidated by GAH S.A. during 2017)	Guatemala	Credit Card	-	60.00%	60.00%
Arrendadora Agromercantil S.A.	Guatemala	Operating Leasing	60.00%	60.00%	60.00%
Agencia de Seguros y Fianzas Agromercantil S.A.	Guatemala	Insurance company	60.00%	60.00%	60.00%
Asistencia y Ajustes S.A.	Guatemala	Services	60.00%	60.00%	60.00%
Serproba S.A.	Guatemala	Maintenance and remodelling services	60.00%	60.00%	60.00%
Servicios de Formalización S.A.	Guatemala	Loans formalization	60.00%	60.00%	60.00%
Conserjeria, Mantenimiento y Mensajería S.A.	Guatemala	Maintenance services	60.00%	60.00%	60.00%
Media Plus S.A.	Guatemala	Advertising and marketing	60.00%	60.00%	60.00%
Mercom Bank Ltd.	Barbados	Banking	60.00%	60.00%	60.00%
New Alma Enterprises Ltd.	Bahamas	investments	60.00%	60.00%	60.00%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Bancolombia Caymán S.A.	Cayman Islands	Banking	100.00%	100.00%	100.00%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.16%	99.16%	99.16%